Exhibit 99

FOR IMMEDIATE RELEASE

Summary...	Mercantile Bankshares Corporation Announces Quarterly Cash Dividend
	September 9, 2003	Baltimore, Maryland

Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.33 per share on the common stock, payable September 30, 2003, to stockholders of record as of September 23, 2003.

David E. Borowy

Investor Relations

(410) 347-8361

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